ANYTHING  INTERNET                          10333 East Dry Creek Road, Suite 270
CORPORATION                                 Englewood,  CO  80112
                                            info@anythinginternet.com
                                            www.anythinginternet.com
                                            303.662.0900   Phone
                                            303.662.0700   Fax



FOR  IMMEDIATE  RELEASE

                                                                   PRESS RELEASE

For more information, contact:
          Mirjam  Wielheesen
          Inform  Worldwide  Holdings,  Inc.
          Phone:  303-662-0900  x  226
          E-Mail:  investorrelations@informworldwide.com
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     Internet    www.informworldwide.com
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              ANYTHING INTERNET FINALIZES LATIN AMERICAN AGREEMENT


Denver,  Colorado  -  November  15, 2000 - Anything Internet Corporation (OTCBB:
,ANYI) a publicly held &services company, announced today that it has signed a definitive agreement to purchase Mapas y Datos, one of the leading location-based software development firm in Latin America.

Based in Bogota, Colombia, Mapas y Datos, is a leading developer of mapping and location-based applications. The company will augment Anything Internet's location-based services business working closely with its North American affiliate company, Inform Worldwide, Inc.

"Mapas y Datos, adds exceptional depth and technical expertise for developing location-based services," noted Anything Internet Chairman and CEO Larry Arnold. "They also provide us with a vital business presence, as well as a top-rated Internet portal in Latin America, which is a key market in our global expansion."

Mapas y Datos presently services many multi-national corporations and governmental agencies with a variety of software applications using geographic information systems (GIS), GPS and other internet-based technologies such as Java. Its customers span a variety of industries and include Exxon/Mobile Corporation (NYSE: XOM), Wackenhut (NYSE: WAK), Novartis (NYSE: NVS), and French-owned TREDI S.A. Through a joint venture with Inverlink, the Colombian affiliate of Credit Suisse, Mapas y Datos operates Mapas Latinos a Spanish language internet mapping portal.

Mapas  Latinos,  www.mapaslatinos.com,  recently  gained  wide attention when it
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received  over 1 million visitors in its first 15 days of operation. The site is now expanding to serve Colombia, Mexico, and Venezuela, with plans to blanket all of South and Central America during 2001. Anything Internet plans on introducing Mapas Latinos in North America to serve over 35 million Spanish-speaking people.


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ABOUT  ANYTHING  INTERNET  CORPORATION

Anything Internet Corporation, through its subsidiary company Inform Worldwide, Inc. www.informworldwide.com, is an early mover in the emergent field of
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L-commerce.  L-commerce  consists  of "location-aware" applications that deliver location and geographic information for commercial use. The company enables Internet based "location services" to deliver information to users based on the location of fixed and/or mobile assets through Internet and/or wireless communication devices. Presently, the services offered include Internet-based tracking of vehicles and valuable assets and specialized Internet mapping portals. These services are provided through the company's Application Service Provider (ASP) business model over the Internet through wireless mobile devices. The company intends to leverage its core capabilities to become the leading provider of location-based services in the Americas. Anything Internet Corporation, headquartered in Englewood, Colorado, is a publicly held Internet E-services holding company.


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The Private Securities Litigation Reform Act of 1995 provides a safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Anything Internet Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Anything Internet Corporation. These risks and uncertainties include, but are not limited to. those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. For a description of additional risks and uncertainties, please refer to Anything Internet's filings with the Securities and Exchange Commission.
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